Via Fax # 323-268-6842

Trevor Webb
CEO
Rubber Technology International, Inc.
3185 E. Washington Blvd.
Los Angeles, CA 90023

     RE:     PAYMENT OF LEGAL FEES

Dear Trevor:

     This letter sets forth our understanding whereby Rubber Technology International, Inc. ("RTEK") has agreed issue to this Firm 1,000,000 shares of RTEK common stock (the "Shares") in exchange for $30,000 in legal services rendered to RTEK. Said issuance shall be registered on Form S-8 with the Securities and Exchange Commission (the "Registration Statement"). RTEK further agrees that if, during the 60 days subsequent to the effectiveness of the Registration Statement, the closing bid price of the Shares as reported by the NASD Over-the-Counter Bulletin Board is less than $0.03 per share for five consecutive trading days, that RTEK shall issue to this Firm such additional shares as are necessary such that the value of the Shares totals $30,000 (the "Additional Shares"). RTEK further agrees that an additional Registration Statement shall be filed to cover such Additional Shares.

     If this letter correctly sets forth your understanding and agreement with respect to the matters mentioned above, please execute and return one copy of this Engagement Agreement to the undersigned via facsimile and U.S. Mail and forward the retainer fee at your earliest convenience.


                              Sincerely,

                              /s/ M. Richard Cutler
                              Cutler  Law  Group
                              M.  Richard  Cutler


     The undersigned hereby confirms and agrees that this letter, executed and effective this 5th day of December, 2001, sets forth my understanding and agreement with the Cutler Law Group.

Rubber  Technology  International,  Inc.

/s/ Trevor Webb
By:  Trevor Webb
Its: CEO